EXHIBIT 10.1

The form of Split-Dollar Agreement (the “Agreement”) contains blanks where the executive’s name, date and signatures appear. The executive officers who entered into the Agreement, along with the respective dates and signatures are listed in the following chart:

Executive Officer	Date	Authorized Signature	Witness Signature
Edward O. Handy, III	October 9, 2015	Joseph J. MarcAurele	Kristen L. DiSanto

Joseph J. MarcAurele	April 10, 2010	John C. Warren	Tracy K. Gray

David V. Devault	April 30, 1999	John C. Warren	Gail E. Wilcox

Mark K.W. Gim	April 30, 1999	John C. Warren	Kristen L. DiSanto

Split-Dollar Agreement
(Endorsement)
Corporate Owned Plan

This Agreement, entered into this          day of         ,      by and between The Washington Trust Company (the “Corporation”), a trust company organized and existing under the laws of the State of Rhode Island, and              (the “Employee”).

Witnesseth:

WHEREAS, the Employee has rendered competent and faithful services on behalf of the Corporation and the Corporation highly values the services, abilities and accomplishments of the Employee; and

WHEREAS, the Corporation desires to encourage the Employee to continue to render faithful and high quality services to the Corporation; and

WHEREAS, the Corporation is desirous of providing protection for the beneficiaries of Employee in the event of his untimely death; and

WHEREAS, the Corporation has applied for, and is the owner of one or more life insurance policies (the “Policy”) on the life of the Employee; and

WHEREAS, it is understood and agreed that this Agreement is to be considered effective as of the date on which the Policy was issued by the Insurance Company or the date of execution of this Agreement whichever is later.

NOW THEREFORE, for value received and in consideration of the mutual covenants and agreements contained herein, the Corporation and the Employee agree as follows:

Article I
Ownership Rights in the Policy

A.    The Corporation shall have all of the ownership rights, options and privileges permitted by the Policy except those expressly granted to the Employee by the terms of this Agreement.

B.    The Corporation has the right to borrow or to pledge the surrender value of the Policy to the extent of its interest specified in Paragraph C of this Article I, and as permitted by the terms of the Policy. The Corporation’s interest in the surrender value of the Policy at any time during the Employee’s lifetime, or at death, shall be adjusted to reflect any indebtedness on or secured by the Policy which is attributable to borrowing by or on behalf of the Corporation.

C.    The Corporation shall have the right to designate itself as beneficiary of the Policy, to the extent of the total death proceeds payable under the Policy less the Employee’s Interest. The Employee’s Interest shall be an amount equal to two times the Employee’s base salary at the time of death, less any benefits payable from the Corporation’s group term life insurance plan.

D.    The Employee shall have the right to designate a beneficiary of the policy death benefits to the extent of the Employee’s Interest. The Corporation is to effectuate the beneficiary designation, as well as any settlement option made available by the Policy that the Employee may elect.

E.    The Corporation may not take any action with respect to the Policy that will impair any right or interest of the Employee in the Policy.

Article II
Premium Payment Options

A.    The Corporation shall contribute the entire premium payable under the policy.

B.    The Employee shall be charged with taxable income by reason of the economic benefit of the insurance protection received, as determined under applicable tax laws. The Corporation shall furnish the Employee a statement on Form W‑2 of his or her taxable income, including income, received under this Plan.

Article III
Division of Death Proceeds of Policy

In the event that the Employee shall die while this Agreement is in force, the Corporation shall be entitled to receive from the Policy proceeds in an amount equal to the Corporation’s interest in the Policy, as determined under Article I.C. of this Agreement. The portion of the Policy proceeds which is in excess of the amount paid to the Corporation shall be paid to the beneficiary named by the Employee in accordance with the terms of the Policy as reflected in the records of the Corporation.

Article IV
Policy Dividends

Dividends credited to the Policy shall be applied pursuant to the terms of the Policy.

Article V
Termination of Agreement

A.This Agreement may be canceled by either party at any time while the Employee is living, upon written notice thereof to the other party and shall automatically be canceled upon (i) termination of the Employee’s employment with the Corporation for any reason during his/her lifetime, (ii) the Employee no longer occupying the position of Vice President or a higher executive‑level position within the Corporation, or (iii) the Employee’s regular work week being reduced to less than 17.5 hours per week.
B.    Upon the division of death proceeds of the Policy pursuant to Article III above, this Agreement shall terminate.

Article VI
Amendment

This Agreement may be amended at any time and from time to time, by a written instrument signed by the Corporation and the Employee.

Article VII
Agreement Binding Upon Parties

This Agreement shall bind both the Corporation and the Employee, as well as their heirs, successors, personal representatives and assigns.

Article VIII
Insurer Not a Party to Agreement

The Insurance Company shall not be deemed a party to this Agreement. Payment or other performance of its contractual obligations in accordance with the Policy provisions shall fully discharge the Insurance Company from any and all liability.

Article IX
Named Fiduciary and Plan Administrator

The Corporation is hereby designated the Named Fiduciary and Plan Administrator.

As Named Fiduciary, the Corporation shall be responsible for the management and administration of this Split Dollar Plan. The Corporation’s Board of Directors may delegate to others the Corporation’s responsibilities under the plan including the employment of advisors and may execute any other powers necessary for the discharge of its duties to the extent not in conflict with the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Article X
Claims Procedure

A claim form or a request for claim information with respect to benefits under the Plan may be obtained upon written request to the Named Fiduciary or its delegate.

In the event that the claim is in whole or in part denied, the Named Fiduciary or its delegate shall provide notification of such denial to the claimant within 90 days. The notification shall contain the specific reasons for the denial, a specific reference to the pertinent Plan provision upon which the denial is based and a statement of the claimant’s right to bring a civil action. The claimant shall also be informed of the Plan’s claim review procedure and shall be provided with description of the method by which the claim may be perfected.

A claimant seeking claims review may, within 60 days following receipt by the claimant of a written claims denial, request a claim’s review by written application to the Named Fiduciary. In connection with the claim’s review, the claimant shall be afforded an opportunity to review claims documents and submit comments in writing. A final decision shall be rendered by the Named Fiduciary within 60 days after receipt of request for review. The decision on review shall be in writing and shall include, in the event the claims for benefits are wholly and partially denied:

(1)    The specific reasons for the denial;

(2)    Specific reference to pertinent Plan provisions upon which the denial or dispute is based;

(3)    A description of any additional information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

(4)    An explanation of the Plan review procedures; and

(5)    A statement of the claimant’s right to bring a civil action.

Article XI
Governing Law

This Agreement sets forth the entire agreement between the parties hereto, and any and all prior agreements are hereby superseded. The law of the State of Rhode Island shall govern this Agreement.
IN WITNESS WHEREOF, the Parties hereto have set their hands on the day and year first hereinabove written.

Employee Signature	Witness

Authorized Signature Authorized Signor Title The Washington Trust Company